                     AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

     THIS AMENDMENT is made as of the 2nd day of November, 1998, by and between Proformance Research Organization, Inc., a Delaware corporation (the "Company") and Proformance Research Organization/Weiner, Inc. and/or Vanguard 21st
Century Weiner Inc. (the "Investor").

     WHEREAS, the Company and the Investor previously entered into a Common Stock Purchase Agreement dated as of July 15, 1998 (the "Agreement"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, certain circumstances have changed since the date of that Agreement, thereby making it necessary to clarify certain terms of the Agreement;

     NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. The Agreement, and the Investor's commitment to purchase shares of the Company's Common Stock contained therein, are made in reference to an offering of up to 1,000,000 shares of Common Stock of the Company at a price of $5.00 per share, being made pursuant to a Registration Statement on Form SB-2 filed under the Securities Act of 1933, File No. 333-61533 (the "Offering").

2. Any reference to the purchase of Series C Preferred Stock of the Company should be disregarded.

3.   All of the other terms of the Agreement are hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

"Company"                                      "Investor"
Proformance Research Organization, Inc.        Proformance Research
                                               Organization/Weiner, Inc. and/or
                                               Vanguard 21st Century Weiner Inc.


By:  /s/ William D. Leary                      By: /s/ John C. Weiner, Jr.
---------------------------------------        --------------------------------
     William D. Leary, President                 John C. Weiner, Jr., President